UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2012

China HGS Real Estate, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2012, China HGS Real Estate, Inc. (the “Company”) entered into an amendment (the “Amendment Agreement”) to the Loan Agreement dated June 28, 2011 by and between the Company and Mr. Xiaojun Zhu, the CEO, Chairman and major shareholder of the Company (the “Original Loan Agreement”), pursuant to which the Company borrowed US$1.81 million from Mr. Zhu in order to make a required capital contribution to the registered share capital of one of the Company’s subsidiaries. Pursuant to the Amendment Agreement, the term of the Original Loan Agreement was extended for an additional one year period, or until June 28, 2013. The other terms and conditions of the Original Loan Agreement remain the same.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment Agreement or the transaction contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Amendment Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
10.1	Loan Amendment Agreement by and between Xiaojun Zhu and China HGS Real Estate, Inc. , dated July 19, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2012	China HGS Real Estate, Inc.
	By:	/s/Xiaojun Zhu__ ________________________
Name: Xiaojun Zhu
Title: Chief Executive Officer and Chairman

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EXHIBIT INDEX

No.	Description
10.1	Loan Amendment Agreement by and between Xiaojun Zhu and China HGS Real Estate, Inc. , dated July 19, 2012.

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